GulfSlope Energy, Inc. 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GulfSlope Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-200203, 333-198691 and 333-198290) and Form S-1 (No. 333-233021) of GulfSlope Energy, Inc. of our report dated December 30, 2019, relating to the financial statements which appears in this Annual Report on Form 10-K as of and for the year ended September 30, 2019. Our report contains an explanatory paragraph regarding GulfSlope Energy, Inc.’s ability to continue as a going concern.

/s/ Pannell Kerr Forster of Texas, P.C
Houston, TX
December 30, 2019

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